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                                                                   Exhibit 23.03

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Numbers 33-20895, 33-38021, 33-38022, 33-42357,
33-52535, 33-52537, 33-52539, 33-63283-01, 33-64337, 333-01927-01, 333-11803-01,
333-21631-01 and 333-21631-02) and in the Prospectuses constituting part of the Registration Statements on Form S-3 (Numbers 33-57223 and 333-24483) of Cardinal Health, Inc. of our report dated January 30, 1997 related to the financial statements of Owen Healthcare, Inc. which appears on page 11 of this Form 10-K/A.


/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP


HOUSTON, TEXAS
DECEMBER 30, 1997